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                                                                       EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 25th day of November, 1996, among West TeleServices Corporation, a Delaware corporation (the "Company") and the undersigned stockholders of the Company (collectively, the "Stockholders").

                  In consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms, and conditions herein set forth, the parties agree as follows:

             ARTICLE 1. CERTAIN DEFINITIONS; RULES OF CONSTRUCTION.

                  1.1. CERTAIN DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, the terms defined in this Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

                         (a) "Business Day" means any day on which the New York Stock Exchange is open for trading.

                         (b) "Closing Date" means the date of this Agreement.

                         (c) "Common Stock" means the common stock, par value $0.01 per share, of the Company, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, shares of common stock pursuant to merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

                         (d) "Eligible Securities" means any shares of Common Stock held by any of the Stockholders or any direct or indirect transferee of a Stockholder. As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (b) all of such securities are permitted to be distributed concurrently pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without registration pursuant to
         Section 4(1) of the Securities Act. In the event the Company prepares a registration statement pursuant to Article 3 or 4 hereof




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         which becomes effective, and the Holder fails to dispose of
         Eligible Securities pursuant to said registration statement, the Eligible Securities shall remain Eligible Securities but the Holder shall be responsible for assuming the Holder's pro rata share of the Registration Expenses in connection with such registration.

                         (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                         (f) "Fair Value" means, in the case the Eligible Securities which have previously been Publicly Traded for a period of at least twelve (12) months, the Market Value thereof (if such value, as so defined, can be determined) or, in the case the Eligible Securities which have not been Publicly Traded for at least such period, the fair value per share, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Company, or if no such investment banking firm is, as determined in good faith by the Board of Directors, available to make such determination, in good faith by the Board of Directors.

                         (g) "Holder" means any Person that is the owner of record of Eligible Securities.

                         (h) "Market Value" means the average of the high and low reported sales price regular way of a share of Eligible Securities on such Trading Day or, in the case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of Eligible Securities on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of Eligible Securities are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of Eligible Securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the Nasdaq National Market System or, if the shares of Eligible Securities are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such Trading Day, the average of the closing bid and asked prices of a share of Eligible Securities in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of Eligible Securities.


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                         (i) "Party" means any party to this Agreement.

                         (j) "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                         (k) "Publicly Traded" means any security (i) which is listed for trading on any national securities exchange or quoted in the Nasdaq National Market System (or any comparable interdealer quotation system then in effect) and (ii) the issuer of which is required to file periodic reports to the SEC pursuant to Sections 13 or 15(d) of the Exchange Act.

                         (l) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s) and accountants in connection with the registration of Eligible Securities to be disposed of under the Securities Act and the fees, disbursements and expenses of one counsel for all the Holders of Eligible Securities in an amount not to exceed $15,000; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreements(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualifications and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vi) the fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (A) underwriting discounts or commissions


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         attributable to Eligible  Securities,  (B) transfer taxes applicable to
         Eligible Securities or (C) SEC filing fees with respect to shares of Common Stock to be sold by the Holder thereof.

                         (m) "Registration Statement" means a registration statement (other than under Form S-8) filed, or proposed to be filed, with the SEC under the Securities Act covering shares of capital stock or other securities of the Company.

                         (n) "SEC" means the Securities and Exchange Commission.

                         (o) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                         (p) "Significant Stockholders" means, collectively, Gary L. West, Mary E. West and Troy L. Eaden, and their respective heirs, transferees (direct or indirect) and assigns.

                         (q) "Trading Day" means each Business Day other than any day on which the Eligible Securities are not traded on any national securities exchange or quoted in the Nasdaq National Market System or in the over-the-counter market.

                  1.2. RULES OF CONSTRUCTION. The following rules of construction apply to the provisions of this Agreement unless the context otherwise requires.

                         (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                         (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to (i) all rules and regulations promulgated thereunder and (ii) such statute or law as amended, modified or supplemented from time to time (including any successor statute or law).

                         (c) The words "include," "including," and "includes" shall be deemed to be followed by the words "without limitation."

                         (d) Any reference herein to a "Section," "Article," or "clause" shall mean the applicable section, article, or clause of this Agreement.




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                         (e) Words such as "herein," "hereinafter," "hereof,"
         "hereto," "hereby," and "hereunder," when used with reference to this Agreement refer to this Agreement as a whole.

                         (f) The article, section and subsection headings, if any, used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                         (g) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others.

                         (h) The use of a verb in the present tense includes the future tense.

                         (i) The word "or" is not exclusive.

                            ARTICLE 2. EFFECTIVENESS.

                  The registration rights pursuant to Articles 3 and 4 hereof shall become effective on the Closing Date and shall terminate when there cease to be Eligible Securities.

                         ARTICLE 3. DEMAND REGISTRATION.

                  3.1. NOTICE. At any time or from time to time following the Closing Date, upon written notice from any Significant Stockholder requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by such Significant Stockholder, which notice shall specify the number of Eligible Securities intended to be registered and the intended method or methods of disposition of such Eligible Securities, the Company will use reasonable efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

                         (a) the Company shall be obligated to register the Eligible Securities upon receipt of a registration request only if the Eligible Securities to be registered have a Fair Value at both the time of receipt of the request and the filing of the Registration Statement of at least Ten Million Dollars ($10,000,000);

                         (b) if, following receipt of a registration request pursuant to this Article 3 but prior to the filing of a registration statement or the effective date of a registration statement filed in respect of such request, (i) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that (A) the filing of a registration statement or a sale of Eligible Securities



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         pursuant thereto would materially interfere with any significant acquisition, corporate reorganization or other similar transactions involving the Company or (B) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would require disclosure of material information that the Company has a bona fide material business purpose for preserving as confidential or (C) the Company is unable to comply with SEC requirements, and (ii) the Company gives the Significant Stockholder(s) having made such request written notice of such determination (which notice shall include a copy of such resolution), the Company shall, notwithstanding the provisions of this
         Article 3, be entitled to postpone for up to ninety (90) days the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to this Article 3; provided, however, that the Company shall not be entitled to postpone such filing or effectiveness if, within the preceding twelve (12) months, it has effected a postponement pursuant to this clause (b) and, following such postponement, the Eligible Securities to be sold pursuant to the postponed registration were not sold (for any reason);

                         (c) if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to Article 4 hereof, the Company shall not be required to effect a registration pursuant to this Article 3 until a period of one hundred and eighty
         (180) days shall have elapsed from the effective date of the most recent registration under Article 4 hereof;

                         (d) the intended method or methods of disposition shall not include a "shelf registration" whereby shares of Common Stock are sold from time to time in multiple transactions; and

                         (e) the Company shall not be obligated to effect, or to take any action to effect, any registration under this Section 3.1 after it has initiated (i) an aggregate of four (4) registrations at the request of Gary L. West and Mary E. West and any of their assignees, and (ii) four (4) registrations at the request of Troy L. Eaden and his assignees under this Section 3.1 (excluding any registrations not completed for any reason not attributable in whole or in part to any Significant Stockholder);

                         (f) the registration statement filed at to the request of holders of Eligible Securities pursuant to this Section 3.1 ("Initiating Holders") may, subject to Section 3.2 below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration ("Other Stockholders").



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                  3.2. UNDERWRITING. If the holders of Eligible Securities
intend to distribute the Eligible Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Article 3.

                  If Other Stockholders request inclusion, the Initiating Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3.2. The Initiating Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.2, if the representative advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number shall be reduced on a pro rata basis (based on the number of shares held by such Initiating Holder), by such minimum number of shares as is necessary to comply with such request. No Eligible Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Eligible Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Eligible Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  3.3. REGISTRATION EXPENSES. With respect to the registrations requested pursuant to this Article 3, the Company shall pay all Registration Expenses. All underwriting discounts and commissions attributable to the sale of the Eligible Securities shall be borne by the Holders of the Eligible Securities so registered pro rata on the basis of the number of their shares so registered.



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                       ARTICLE 4. PIGGYBACK REGISTRATION.

                  4.1. NOTICE AND REGISTRATION. If the Company proposes to register Eligible Securities or any other securities issued by it ("Other Securities") (whether proposed to be offered for sale by the Company or any other Person) on a form and in a manner which would permit registration of Eligible Securities or Other Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so, including the identities of any Significant Stockholder exercising registration rights pursuant to Article 3 hereof. Upon the written request of any Holder delivered to the Company within fifteen (15) Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities or Other Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use reasonable efforts to effect the registration under the Securities Act of all Eligible Securities or Other Securities which the Company has been so requested to register by such Holder (the "Selling Stockholder"), provided that:

                         (a) if, at any time after giving such written notice of its intention to register any Eligible Securities or Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall be unable to or shall determine for any reason not to register the Eligible Securities or Other Securities the Company may, at its election, give written notice of such determination to such Holder and thereupon the Company shall be relieved of its obligation to register such Eligible Securities or Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2), without prejudice, however, to the rights (if any) of any Significant Stockholder immediately to request that such registration be effected as a registration under Article 3;

                         (b) if the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 4.1. In such event, the right of each of the Holders to registration pursuant to this Section 4.1(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Eligible Securities or Other Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other



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         provision of this Section 4.1(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of such securities to be included in the registration and underwriting to not less than twenty-five percent (25%) of the shares included therein (based on the number of shares). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders of the Company (other than Eligible Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Eligible Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration;

                         (c) the Company shall not be required to effect any registration of Eligible Securities or Other Securities under this
         Article 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans; and

                         (d) the Company shall not be required to register any Eligible Securities or Other Securities if the intended method or methods of distribution for the Eligible Securities or Other Securities is from time to time in multiple transactions.

No registration of Eligible Securities or Other Securities effected under this
Article 4 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article 3.

                  4.2. REGISTRATION EXPENSES. The Company (as between the Company and any Holder) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 4.



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                       ARTICLE 5. REGISTRATION PROCEDURES.

                  5.1. REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use reasonable efforts to effect the registration of any Eligible Securities or Other Securities under the Securities Act as provided in Articles 3 and 4, the Company will as promptly as is practicable:

                         (a) prepare, file and use reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Eligible Securities or Other Securities to be offered, provided that such reasonable efforts obligation shall not require the Company to yield to an SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

                         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities or other Securities until the earlier of such time as all of such Eligible Securities or Other Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement or the expiration of four (4) months after such Registration Statement becomes effective;

                         (c) furnish to all Holders and to any underwriter (which term for purposes of this Agreement shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act and any placement agent or sales agent) of such Eligible Securities or Other Securities one executed copy each and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as any Holder or such underwriter may reasonably request;

                         (d) use reasonable efforts to register or qualify all Eligible Securities or Other Securities covered by such registration statement under securities laws of such jurisdictions as any Holder or any underwriter of such Eligible Securities shall reasonably request, and do any and



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         all other acts and things which may be necessary or advisable to enable any Holder or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities or Other Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                         (e) promptly notify the selling Holders of Eligible Securities or Other Securities and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC and by the securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose,
         (iv) if at any time the representations and warranties of the Company contemplated by Section 5.1(h) or Section 5.2(b) hereof cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Securities or Other Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                         (f) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date, provided that such reasonable efforts obligation shall not require the Company to yield to a material SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;



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                         (g) use its reasonable efforts to obtain the consent or
         approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Eligible Securities or Other Securities, provided that such reasonable-efforts obligation shall not require the Company to yield to a material accounting or other comment issued by such governmental agency or authority which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

                         (h) whether or not an agreement of the type referred to in Section 5.2 hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (i) make such representations and warranties to the Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (ii) obtain opinions of counsel to the Company in customary form and covering such matters, of the type customarily covered by such opinions, as the underwriters, if any, and as the Holders may reasonably request; (iii) obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the Holders and the underwriters, if any, thereof, dated (A) the effective date of such registration statement and (B) the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered, from time to time, by letters of such type and such other financial matters as the managing underwriters, if any, and as the Holders may reasonably request; (iv) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (i) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in
         Article 7 hereof; and



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                         (i) use its reasonable best efforts to list prior to
         the effective date of such registration statement, subject to notice of issuance, the Eligible Securities or Other Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or, if such class is not then so listed, to have the Eligible Securities or Other Securities accepted for quotation for trading on the Nasdaq National Market System (or a comparable interdealer quotation system then in effect).

The Company may require any Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

                  5.2. UNDERWRITING. If requested by the underwriters for any underwritten offering of Eligible Securities or Other Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering. Such agreement shall contain such representations and warranties by the Company and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.1(h). The Holders on whose behalf Eligible Securities or Other Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such Agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Eligible Securities or Other Securities.

                  5.3. BLACKOUT PERIODS.

                         (a) For purposes of this Section 5.3, the following terms shall have the following meanings:

                              (i) "Transaction Blackout" means an occurrence
              where the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would materially interfere with any significant acquisition, corporate reorganization or other similar transaction involving the Company.

                              (ii) "Information Blackout" means an occurrence
              where (i) the Company determines in good faith, based upon the advice of outside counsel to the Company, that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would require disclosure of material information and the Company's Board of Directors, in its reasonable judgment and in good faith, resolves that the Company has a bona fide business purpose for preserving such information confidential or (ii) the Company determines, after taking into account the advice of outside counsel and/or independent accountants, that the Company is unable to comply with SEC requirements.

                         (b) At any time when a registration statement effected pursuant to Article 3 hereunder relating to Eligible Securities is effective, upon written notice from the Company to all Holders of either a Transaction Blackout or Information Blackout, then such Holder or Holders shall suspend sales of Eligible Securities pursuant to such registration statement until the earlier of:

                              (i) (A) in the case of a Transaction Blackout, the
              earliest of (1) one month after the completion of such acquisition, corporate reorganization or other similar transaction, (2) promptly after abandonment of such acquisition, corporate reorganization or other similar transaction and (3) three (3) months after the date of the Company's written notice of such Transaction Blackout, or (B) in the case of an Information Blackout, the earlier of (1) the date upon which such material information is disclosed to the public or ceases to be material and (2) ninety (90) days after the Company makes such good faith determination, and

                              (ii) such time as the Company notifies such Holder
              or Holders that sales pursuant to such registration statement may be resumed.

                         (c) Notwithstanding anything to the contrary herein, the Company may not impose a Transaction Blackout within thirty (30) days after the initial effectiveness of any registration statement of equity securities prepared pursuant to a request hereunder.

                  5.4. WITHDRAWALS. Any Holder having notified or directed the Company to include any or all of such Holder's Eligible Securities or Other Securities in a registration statement pursuant to Article 3 or 4 hereof shall have the right to withdraw such notice or direction with respect to any or all of the Eligible Securities or Other Securities designated for registration thereby by giving written notice to such effect to the Company at least two business days prior to the anticipated effective date of such registration statement. Such withdrawing Holder is hereinafter referred to as a "Withdrawing Holder." In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Eligible Securities or Other Securities are not included in the applicable registration and not sold pursuant thereto, and such Eligible Securities or Other Securities shall continue to be Eligible Securities or other Securities accordance herewith. The Withdrawing Holder shall be responsible for assuming that Withdrawing Holder's pro rata share of the Company's expenses in connection with such registration. No withdrawal shall affect the obligations of the Company with respect to Eligible Securities or Other Securities not withdrawn, provided, however, that in the case of a registration pursuant to
Article 3 hereof, if such withdrawal shall reduce the total number of the Eligible Securities to be registered so that the requirements set forth in
Section 3.1(a) are not satisfied, then the Company shall, prior to the filing of such registration statement or, if such registration statement (including any amendment thereto) has theretofore been filed, prior to the filing of any further amendment thereto, give each Holder of Eligible Securities to be registered notice of such fact and, within ten (10) business days following the giving of such notice, either the Company or the Holders of a majority of such Eligible Securities may, by written notice to each Holder of such Eligible Securities or to the Company, as the case may be, elect that such registration statement not be filed or, if it has theretofore been filed, that it be withdrawn.

                ARTICLE 6. PREPARATION; REASONABLE INVESTIGATION.

                  In connection with the preparation and filing of each registration statement registering Eligible Securities or Other Securities under the Securities Act, the Company will give all Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of any Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  ARTICLE 7. INDEMNIFICATION AND CONTRIBUTION.

                  7.1. INDEMNIFICATION AND CONTRIBUTION BY THE COMPANY. In the event of any registration of any Eligible Securities or Other Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless all selling Holders, their directors and officers (if any), each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will periodically reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any selling Holder or such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any such Person and shall survive the transfer of such securities by such selling Holder. The Company also shall agree to provide for contribution as shall be reasonably requested by such selling Holder or any underwriters in circumstances where such indemnity is held unenforceable.

                  7.2. INDEMNIFICATION AND CONTRIBUTION BY THE SELLING HOLDERS. All selling Holders, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such Holder furnished by it to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by any Holder. Holders also shall agree to provide for contribution as shall be reasonably requested by the Company or any underwriters where such indemnity is held unenforceable. The indemnification and contribution obligations of any Holder shall in every case be limited to the aggregate proceeds received (net of any underwriting fees and expenses and other transaction costs) by such Holder in such registration.

                   ARTICLE 8. TRANSFER OF REGISTRATION RIGHTS.

                  Any Holder may transfer the registration rights granted hereunder to any other Person (who shall be bound by all obligations of this Agreement).

                       ARTICLE 9. UNDERWRITTEN OFFERINGS.

                  If any of the Eligible Securities or Other Securities covered by any registration statement filed pursuant to Article 3 hereof, or pursuant to
Article 4 hereof in connection with a secondary offering, are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall, in the case of any registration statement filed pursuant to
Article 3 hereof, be designated after consultation with the Company by the Holder or Holders demanding registration, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company and, in the case of any registration statement pursuant to Article 4 hereof, by the Person originating the registration.

                              ARTICLE 10. RULE 144.

                  The Company covenants to and with each Holder of Eligible Securities or Other Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall use its best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder, and shall use its best efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Eligible Securities or Other Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Eligible Securities or Other Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of securities to the general public.

                           ARTICLE 11. MISCELLANEOUS.

                  11.1. SEVERABILITY. If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

                  11.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

                  11.3. CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                         (a) THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN OMAHA, NEBRASKA, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT.

                         (b) THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE IN ANY COURT, STATE OR FEDERAL, TO A TRIAL BY JURY IN ANY CASE OF ANY TYPE THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

                  11.4. SPECIFIC PERFORMANCE. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

                  11.5. MODIFICATION AND AMENDMENT. This Agreement may not bechanged, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

                  11.6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  11.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

                  11.8. NOTICES. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five (5) Business Days if sent by mail.

                  11.9. SUCCESSORS TO COMPANY, ETC. This Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                                  WEST TELESERVICES CORPORATION



                                                  /s/ Troy L. Eaden
                                                  ------------------------------

                                  STOCKHOLDERS

/s/ Gary L. West                    /s/ Mary E. West
-------------------------           -------------------------

/s/ Troy L. Eaden                   /s/ Joseph L. Bradley
-------------------------           -------------------------

/s/ John Erwin                      /s/ Maureen F. Gregory
-------------------------           -------------------------

/s/ Robert W. Hill                  /s/ Melinda M. Joern
-------------------------           -------------------------

/s/ Thomas M. Streck
-------------------------